UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

 Amendment No. 5 to Second Amended and Restated Supply Agreement with Solarfun Power Hong Kong Limited

On May 13, 2008, Hoku Materials, Inc., a wholly owned subsidiary of Hoku Corporation, and Solarfun Power Hong Kong Limited, or Solarfun, a subsidiary of Solarfun Power Holdings Co., Ltd., entered into a Second Amended and Restated Supply Agreement, pursuant to which we have agreed to sell to Solarfun, and Solarfun has agreed to purchase from us, specified quantities of polysilicon over a 10-year term.  On October 22, 2008, we entered into Amendment No.1 to Second Amended and Restated Supply Agreement with Solarfun; on March 26, 2009, we entered into Amendment No. 2 to Second Amended and Restated Supply Agreement with Solarfun; on November 15, 2009, we entered into Amendment No. 3 to Second Amended and Restated Supply Agreement with Solarfun; and on March 1, 2010, we entered into Amendment No. 4 to Second Amended and Restated Supply Agreement with Solarfun, collectively the Supply Agreement. Pursuant to the Supply Agreement, Solarfun has paid to us $49 million as a prepayment for future polysilicon product deliveries and is obligated to pay us an additional $6 million in prepayments after we commence shipments to them.

On November 23, 2010, we entered into Amendment No. 5 to the Supply Agreement with Solarfun, or Amendment No. 5, which provides for the purchase and sale of approximately 7,300 metric tons of polysilicon over an 11-year term, approximately 6,750 metric tons of which are to be shipped during the second through tenth year of the agreement.  The pricing under the agreement has been adjusted such that it is pre-negotiated for a certain period of time, and will then vary from year to year based on market pricing and negotiations between us and Solarfun.  If Solarfun fails to make any of the $6 million prepayment under the Supply Agreement, then the pricing adjustments shall not be effective, and the pricing as set forth in the Second Amended and Restated Supply Agreement will continue to be in effect.

Under Amendment No. 5, we agreed to use commercially reasonable efforts to make our first shipment to Solarfun on or before January 1, 2011, and to provide a purchase price adjustment if after March 1, 2011, we do not supply any product within a certain number of days after the scheduled delivery date.  We also agreed that the final delivery date to avoid breach and termination would be extended to June 30, 2011.

Amendment No. 5 to Second Amended and Restated Supply Agreement will be filed with our Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 24, 2010
Hoku Corporation

By:	/s/ SCOTT PAUL
Scott Paul President and Chief Executive Officer